UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2017

EnerJex Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 592-1670

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Contract.

Private Placement

On November 21, 2017, Alpha Capital Anstalt (“Alpha”) signed a binding commitment letter with Enerjex Resources, Inc. (the “Company” or “Enerjex”) to provide prior to or at the closing of the merger, among the Company, its wholly-owned subsidiary and AG Eagle Aerial Systems, Inc. (the “Merger”) a minimum of $4 million in new equity capital at a pre-money valuation of between $16 million and $25 million (the “Private Placement”). Per the terms of this commitment letter, in the event any unaffiliated third parties of EnerJex participate in the Private Placement, Alpha’s obligations to fund the Private Placement shall be reduced by such aggregate gross dollar amount funded by such unaffiliated third parties. Alpha has also agreed to convert all notes they hold from the Company into equity at the closing of the Merger. For their funding commitment, Alpha will receive a fee equal to 2.5% of the Company’s outstanding common stock on a fully diluted basis payable at the closing of the Merger. Alpha’s obligations to fund the Private Placement shall terminate on the earlier to occur of (i) the consummation of the Merger, and (ii) March 31, 2018. The Company further agreed that, at no time from the date hereof until the consummation of the Merger, shall it provide or disclose to Alpha any “material non-public information” regarding itself, without the prior consent of Alpha. The funding of the Private Placement is subject to standard conditions such as accuracy of representations and warranties provided in the Merger Agreement, and other similar conditions.

The securities will not be or have not been registered under The Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

The above agreement is qualified in its entirety by the contract between the Company and Alpha Capital Anstalt. A copy hereof is attached at Exhibit 10.01 and incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In response from an October 19, 2017 notice from NYSE Regulation, Inc. that the Company is not in compliance with certain NYSE American continued listing standards relating to stockholders’ equity, on November 20th, 2017, the Company filed a compliance plan to evidence compliance with all applicable criteria for listing on the NYSE American and in particular Section 1003(a)(i). The combined company will be required to meet the NYSE American’s initial listing requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Private Placement Agreement dated as of November 21, 2017, by and among EnerJex Resources, Inc. and Alpha Capital Anstalt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 27, 2017	EnerJex Resources, Inc.

/s/ Louis G. Schott
	Name:	Louis G. Schott
	Title:	Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Private Placement Agreement dated as of November 21, 2017, by and among EnerJex Resources, Inc. and Alpha Capital Anstalt.

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